Exhibit 10.2

Execution Version

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of October 30, 2024 (the “Execution Date”), between DRIVEiT Financial Auto Group, Inc., a Maryland corporation (the “DRIVEiT”), Yotta Acquisition Corporation, a Delaware corporation (“YOTA”) and the investors listed on the Buyer Schedules attached hereto (each a “Buyer” and, collectively, the “Buyers”).

RECITALS

A. DRIVEiT has entered into a Business Combination Agreement with YOTA and the other parties thereto, providing for the combination of DRIVEiT and YOTA (the “Business Combination Agreement” and the transactions contemplated by the Business Combination Agreement, the “Business Combination”). The “Company” means DRIVEiT prior to the consummation of the Business Combination and New DRIVEiT from and after the consummation of the Business Combination.

B. In connection with the Business Combination, the Buyers wish to purchase, and the Company and YOTA wish to sell, upon the terms and subject to the conditions stated in this Agreement, preferred stock of New DRIVEiT designated as Series A Preferred Stock with rights and privileges as described in the Certificate of Designation (the “Preferred Shares”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF Preferred Shares.

(a) Preferred Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer shall purchase from the Company on the applicable Closing Date (as defined below), Preferred Shares in the amount as set forth on each Buyer’s respective Buyer Schedule.

(b) Closing. The aforementioned issuances, sales and deliveries of Preferred Shares shall be scheduled as follows: (i) the initial sale and purchase (the “Initial Closing”) of Preferred Shares with an aggregate Stated Value of $30,030,000 immediately upon the consummation of the Business Combination, subject to the satisfaction or waiver of all of the closing conditions set forth in Sections 6 and 7 applicable to the Initial Closing (other than those to be satisfied at the Initial Closing, but subject to the satisfaction or waiver of such closing conditions); and (ii) the sale and purchase (each a “Tranche Closing” and together the “Tranche Closings”, and together with the Initial Closing and each Additional Purchase Closing (as defined below), each a “Closing”, and each such date of a Closing being, a “Closing Date”) of Preferred Shares with an aggregate Stated Value of $160,875,000 by the Buyers as contemplated by this Agreement on the dates and in such amounts as set forth on each respective Buyer Schedule, subject to the satisfaction or waiver of all of the closing conditions set forth in Sections 6 and 7 applicable to the Tranche Closings (other than those to be satisfied at each Tranche Closing, but subject to the satisfaction or waiver of such closing conditions).

(c) Closing Notice. At least five (5) Business Days before the Closing Date for the Initial Closing and each Tranche Closing, the Company shall deliver written notice to each Buyer (the “Closing Notice”) specifying (i) the anticipated Closing Date for the Initial Closing or such Tranche Closing and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than two (2) Business Days after receiving the Closing Notice, each Buyer shall deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subscribed Shares to each Buyer. each Buyer shall deliver to the Company, on or prior to 8:00 a.m. (Eastern time) (or as soon as practicable after the Company or its transfer agent delivers evidence of the issuance to each Buyer of the Subscribed Shares on and as of the Closing Date) on the Closing Date the Purchase Price in cash via wire transfer to the account specified in the Closing Notice against (and concurrently with) delivery by the Company to each Buyer of  (i) the Preferred Shares (in book entry form), free and clear of any liens or other restrictions (other than those arising under this Agreement or state or federal securities laws), in the name of such Buyer (or its nominee in accordance with its delivery instructions) or to a custodian designated by such Buyer, as applicable, and (ii) written notice from the Company or its transfer agent evidencing the issuance to such Buyer of the Preferred Shares (in book entry form) on and as of such Closing Date. In the event that the consummation of the Business Combination does not occur within one (1) Business Day after the anticipated Closing Date specified in the Closing Notice, the Company shall promptly (but in no event later than two (2) Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by each Buyer to the Company by wire transfer in immediately available funds to the account specified by each Buyer.

(d) Payment of Purchase Price; Delivery of Securities. On each respective Closing Date, each Buyer shall pay its pro rata portion of: (i) with respect to the Initial Closing, an aggregate of $8,400,000, and (ii) with respect to each Tranche Closing such amount(s) as set forth on each respective Buyer Schedule in an aggregate amount of $45,000,000 (in each case, the “Purchase Price”), to the Company by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and the Company shall issue to each Buyer: (x) with respect to the Initial Closing, Preferred Shares with an aggregate Stated Value of $30,030,000, and (y) with respect to the Tranche Closings, Preferred Shares with an aggregate Stated Value of $160,875,000, as contemplated by this Agreement.

(e) Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any Securities to the Buyers made under this Agreement or the other Transaction Documents (as defined below).

(f) Legal Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company shall pay on each Closing Date (which payment shall be deducted from payment of the Purchase Price) the legal expenses and disbursements of legal counsel to Buyers, incurred in connection with the preparation, negotiation, execution and delivery of the Transaction Documents. The Company shall neither incur nor reimburse any other expense of the Buyer, subject to Section 10(k) herein.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants to the Company, on behalf of itself, that:

(a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Such Buyer (i) is acquiring, or will acquire, the Preferred Shares, and (ii) upon conversion of the Preferred Shares, will acquire Common Stock issuable upon conversion thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities in violation of applicable securities laws.

(c) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(e) Information. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of, and receive answers from, the Company concerning the offer and sale of the Securities and to obtain any additional information such Buyer has requested which is necessary to verify the accuracy of the information furnished to such Buyer concerning the Company and such offering. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Buyer acknowledges that such Buyer is basing its decision to invest in the Securities solely upon the information contained in the Transaction Documents, and its own due diligence and, except as specifically set forth in this Agreement, has not based its investment decision upon any representations made by any Person (as defined below).

(f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. Such Buyer understands, that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel to such Buyer, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(h) Validity; Enforcement. The execution and delivery of the Transaction Documents and the consummation by such Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of such Buyer and no further consent or authorization of such Buyer or its members is required. Each Transaction Document has been duly executed by such Buyer and when delivered in accordance with terms hereof and thereof, constitutes the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of such Buyer to perform its obligations hereunder.

(j) Experience of Buyer. Such Buyer has such knowledge, sophistication and experience in business and financial matter so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Buyer is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(k) Foreign Corrupt Practices. Neither such Buyer nor any of its subsidiaries or affiliates, nor, to the knowledge of such Buyer, any director, officer, agent, employee, member or other Person acting on behalf of such Buyer or any its subsidiaries or affiliates has, in the course of its actions for, or on behalf of, such Buyer or any of its subsidiaries or affiliates (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any foreign or domestic government official or employee.

(l) General Solicitation. Such Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or advertisement.

(m)	Patriot Act Representations.

(i) Such Buyer represents that all evidence of identity provided is genuine and all related information furnished is accurate.

(ii) Such Buyer hereby acknowledges that the Company seeks to comply with all applicable anti-money laundering laws and regulations. In furtherance of such efforts, such Buyer hereby represents and agrees that: (A) no part of the funds used by such Buyer to acquire the Securities have been, or shall be, directly or indirectly derived from, or related to, any activity that may contravene federal, state, or international laws and regulations, including anti-money laundering laws and regulations; and (B) no payment to the Company by such Buyer shall cause the Company to be in violation of any applicable anti-money laundering laws and regulations including without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Executive Order 13224 (2001) (the “Patriot Act”) issued by the President of the United States and the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”) regulations.

(iii) Such Buyer represents and warrants that the amounts to be paid by such Buyer to the Company will not be directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Such Buyer represents and warrants that, to the best of its knowledge, none of: (A) such Buyer; (B) any Person controlling or controlled by such Buyer; or (C) any Person having a beneficial interest in such Buyer is (I) a country, territory, individual or entity named on a list maintained by OFAC, (II) a Person prohibited under the OFAC Programs, (III) a senior foreign political figure,1 or any immediate family member2 or close associate3 of a senior foreign political figure as such terms are defined in the footnotes below or (IV) a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. §5311 et seq.), as amended (the “Bank Secrecy Act”) and the regulations promulgated thereunder by the U.S. Department of the Treasury.

[1]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[2]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[3]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(iv) Such Buyer further represents and warrants that such Buyer: (A) has conducted thorough due diligence with respect to all of its beneficial owners, (B) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (C) will retain evidence of any such identities, any such source of funds and any such due diligence.

(v) Neither such Buyer nor any Person directly or indirectly controlling, controlled by or under common control with such Buyer is a person identified as a terrorist organization on any relevant lists maintained by governmental authorities.

(vi) Such Buyer agrees to provide the Company all information that may be reasonably requested to comply with applicable laws and regulations of any applicable jurisdiction, or to respond to requests for information concerning the identity of such Buyer from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information. Such Buyer agrees to notify the Company promptly if there is any change with respect to the representations and warranties provided herein. Such Buyer consents to the disclosure to regulators and law enforcement authorities by the Company and its affiliates and agents of any information about such Buyer or its constituents as the Company reasonably deems necessary or appropriate to comply with applicable anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyers the matters set forth in this Section 3, as may be qualified by the corresponding section of the Company Disclosure Schedule. These representations and warranties, and the information set forth in the Company Disclosure Schedule, are current as of the date of this Agreement, except to the extent that a representation or warranty expressly states that such representation or warranty is current only as of an earlier date. If any information is so reflected as of an earlier date, there have been no material changes since such date to the date hereof.

(a) Organization and Qualification. Each of the Company and each of its subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. Except as provided on Schedule 3(a), the Company has no subsidiaries.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, as of each Closing, including each Additional Purchase Closing, the reservation for issuance and issuance of the Preferred Shares and the shares of Common Stock issuable upon conversion of such Preferred Shares) have been (i) duly authorized by the Company’s board of directors and (ii) no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body of the Company (other than receipt of stockholder approval of the Business Combination, the filing of the Certificate of Designation, the filing with the SEC of a Form D and any other filings as may be required by any state securities agencies or the filing of required notices and/or applications to any applicable national securities exchange for the issuance and sale of the Securities, each of which shall have been obtained or made as of the applicable Closing). This Agreement has been, and the other Transaction Documents will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c) Issuance of Securities. As of each Closing, (i) the issuance of the Preferred Shares shall be duly authorized, and upon such issuance in accordance with the terms of the Transaction Documents, such Preferred Shares will be validly issued, fully paid and non-assessable, and (ii) the issuance of the shares of Common Stock issuable upon conversion of such Preferred Shares shall be duly authorized, and upon such issuance in accordance with the terms of the Preferred Shares, such shares of Common Stock will be validly issued, fully paid and non-assessable. Subject to the accuracy of the representations and warranties of the Buyers in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act. Upon issuance in accordance with the terms of the Transaction Documents, Buyers will have good and marketable title to the Securities.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, as of each Closing, including each Additional Purchase Closing, the reservation for issuance and issuance of the Preferred Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares) will not (i) result in a violation of the Certificate of Incorporation of the Company or other organizational documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws or operating agreements of the Company or any of its subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations by which the capital stock of the Company or any property or asset of the Company is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(e) Consents. Neither the Company nor any subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person (other than the filing with the SEC of a Form D with the SEC and other filings as may be required by any state securities agencies, and the filing of required notice and/or application to any applicable national securities exchange for the issuance and sale of the Securities, obtaining stockholder approval of the Business Combination and the transactions contemplated by this Agreement), in order for it to execute, deliver or perform any of its respective obligations under, or contemplated by, the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that the Company is required to obtain at or prior to each respective Closing have been obtained or effected on or prior to the Closing Date for such Closing, and the Company is not aware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents.

(f) Acknowledgment Regarding Buyers’ Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that such Buyer is not (i) an officer or director of the Company, (ii) an affiliate (as defined in Rule 405 of the 1933 Act) of the Company (an “Affiliate”) or (iii) to its knowledge, a “beneficial owner” (as defined for purposes of Rule 13d-3 of the 1934 Act) of more than 10% of the capital stock of the Company. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company or any of its subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by such Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to such Buyer that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent’s Fees. None of the Company, any of its Affiliates, or any Person acting on the behalf of the Company or any of its Affiliates, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any of its placement agent’s fees, financial advisory fees, or brokers’ commissions, relating to or arising out of the transactions contemplated hereby.

(h) No Integrated Offering. None of the Company, any of its Affiliates, or, to the knowledge of the Company, any Person acting on the behalf of the Company or any of its Affiliates has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of shareholders of the Company under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, any of its Affiliates, or, to the knowledge of the Company, any Person acting on the behalf of the Company or any of its Affiliates will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(i) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), shareholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, bylaws or other organizational documents of the Company or any of its Affiliates or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to each Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and such Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of capital stock of the Company or a change in control of the Company or any of its Affiliates.

(j) Absence of Certain Changes. Since December 31, 2023, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), or condition (financial or otherwise) of the Company and its subsidiaries. Since December 31, 2023, neither the Company nor any of its subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up. Neither the Company nor any of its subsidiaries has any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent (as defined below). The Company has not engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s remaining assets constitute unreasonably small capital.

(k) No Undisclosed Events, Liabilities, Developments or Circumstances. Since December 31, 2023, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to occur or exist with respect to the Company or any of its subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise) that would have a Material Adverse Effect on the Company.

(l) Conduct of Business; Regulatory Permits. Neither the Company nor any of its subsidiaries is in violation of any term of or in default under its organizational documents including its Certificate of Incorporation, bylaws, any other organizational charter, any certificate of designation, preferences or rights of any outstanding series of preferred stock of the Company or any of its subsidiaries, respectively. Neither the Company nor any of its subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its subsidiaries, and the Company will not conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(m) Foreign Corrupt Practices. Neither the Company nor any of its subsidiaries nor to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its subsidiaries (as applicable) has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(n) Transactions With Affiliates. None of the officers, directors, employees or Affiliates of the Company is presently a party to any transaction with the Company (other than for ordinary course services as employees, officers or directors and immaterial transactions), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or Affiliate or, to the knowledge of the Company, any corporation, partnership, trust or other Person in which any such officer, director, employee or Affiliate has a substantial interest or is an employee, officer, director, trustee or partner.

(o) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists solely of (i) 750,000,000 shares of common stock, par value $0.001 per share, of which 5,000,000 shares are issued and outstanding and (i) 250,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding. No other shares of capital stock or other voting securities of the Company are authorized, issued, reserved for issuance or outstanding. No shares of capital stock of the Company are held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued, fully paid and non-assessable.

(p) Indebtedness and Other Contracts. Each of the Company and its subsidiaries (i) does not have any material outstanding Indebtedness, Indebtedness secured by any Lien on any assets of the Company or any of its Subsidiaries or other material debt obligations, (ii) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is not in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, and (iv) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. The Company has no current intention or expectation to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction.

(q) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, the capital stock of the Company or any of the Company’s or its subsidiaries’ executive officers or directors which would be reasonably likely to adversely affect the transactions contemplated by this Agreement. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its subsidiaries or any current or former director or officer of the Company or any of its subsidiaries.

(r) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(s) Employee Relations. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement nor does it employ any member of a union. No executive officer or other key employee of the Company or any of its subsidiaries has notified the Company or any such subsidiary that such officer intends to leave the Company or any such subsidiary or otherwise terminate such officer’s employment with the Company or any such subsidiary. To the knowledge of the Company, no executive officer or other key employee of the Company or any of its subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. The Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(t) Title. The Company and its subsidiaries have good and marketable title to (i) all real property owned by it and (ii) all personal property, owned by them which is material to the business of the Company and its subsidiaries, in each case, free and clear of all Liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its subsidiaries. Any real property and facilities held under lease by the Company and any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its subsidiaries.

(u) Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement, which could reasonably be expected to result in a Material Adverse Effect. The Company has no knowledge of any material infringement by the Company or any of its subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its subsidiaries, being threatened, against the Company or any of its subsidiaries regarding their Intellectual Property Rights and which would reasonably be expected to have a Material Adverse Effect. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company each of its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to take such measures would not, either individually or in the aggregate, reasonably be expected to materially affect the value of their respective Intellectual Property Rights.

(v) Environmental Laws. The Company and its subsidiaries (i) are in compliance with all Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(w) Subsidiary Rights. The Company or one of its subsidiaries has unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its subsidiaries as owned by the Company or such subsidiary.

(x) Tax Status. Each of the Company and its subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply and except in each case where the failure to file, pay or set aside could not be reasonably expected to have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and it subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(y) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(z) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(aa) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to any Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(bb) Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(cc) Fixtures and Equipment. Each of the Company and its subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its subsidiary in connection with the conduct of its business (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its subsidiaries’ businesses (as applicable) in the manner as conducted prior to the Closing. Each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Encumbrances except for (i) Liens for current taxes not yet due and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

(dd) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its executive officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its subsidiaries or any other business entity or enterprise with which the Company or any of its subsidiaries is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its subsidiaries.

(ee) Money Laundering. The Company and its subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(ff) Registration Rights. No holder of securities of the Company has rights to the registration of any securities of the Company because of the issuance of the Securities hereunder that could expose the Company to material liability or any Buyer to any liability or that could impair the Company’s ability to consummate the issuance and sale of the Securities in the manner, and at the times, contemplated hereby, which rights have not been waived by the holder thereof as of the date hereof.

(gg) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any Buyer or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents; provided, however, that to the extent any such material non-public information was provided to any Buyer, then the Company hereby covenants to include such information in that Form S-4 to be publicly filed with respect to the Business Combination. The Company understands and confirms that Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to any Buyer regarding the Company, its subsidiaries, their respective businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its subsidiaries or their respective businesses, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that each Buyer makes no and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

4. COVENANTS.

(a) Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to each Buyer promptly after filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to each Buyer at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide confirmation of any such action, if applicable, so taken to such Buyer on or prior to such Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, foreign, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to such Buyer.

(b) Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for general corporate purposes.

(c) Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, DTC fees or broker’s commissions, relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to each Buyer.

(d) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by each Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and each Buyer effecting a pledge of Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. At each Buyer’s expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by each Buyer provided that the Company shall be under no obligation to deliver any legal opinion required in connection therewith unless required by the Company’s transfer agent to be issued by the Company’s legal counsel.

(e) Conduct of Business. The business of the Company shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(f) Passive Foreign Investment Company. The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(g) Due Diligence. Each Buyer shall have the right, from time to time as such Buyer may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours and subject to reasonable prior notice to the Company. The Company and its officers and employees shall provide information (“Confidential Information”) and reasonably cooperate with such Buyer in connection with such Buyer’s due diligence; provided, however, that at no time is the Company required or permitted to disclose material nonpublic information to such Buyer or breach any obligation of confidentiality or non-disclosure to a third party or make any disclosure that could cause a waiver of attorney-client privilege. Except as may be required by law, court order or governmental authority, each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information of such other party for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. In the event a party is required by law, court order or governmental authority to disclose the Confidential Information of the other party, such party shall give the other party written notice of the information to be disclosed as far in advance of its disclosure as practicable and shall reasonably cooperate with the other party’s efforts, and use its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such information. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party.

(h) Additional Issuance of Securities. Each of YOTA and the Company (which, for the avoidance of doubt, includes New DRIVEiT after the closing of the Business Combination) agrees that during the Restricted Period, neither YOTA nor the Company (which, for the avoidance of doubt, includes New DRIVEiT after the closing of the Business Combination) shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, debt (with or related to equity), any preferred stock or any purchase rights) (“Additional Issuance”). Notwithstanding the foregoing, this Section 4(h) shall not apply in respect of the following: (i) issuances pursuant to acquisitions, joint ventures, license arrangements, services, leasing arrangements and similar transaction arrangements; (ii) an issuance of shares of Common Stock issued pursuant to agreements existing as of the date of this Agreement or upon the conversion or exercise of Convertible Securities issued prior to the date hereof, provided that the conversion or exercise (as the case may be) of any such Convertible Security is made solely pursuant to the conversion or exercise (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion or exercise price of any such Convertible Securities is not lowered, none of such Convertible Securities are (nor is any provision of any such Convertible Securities) amended or waived in any manner (whether by the Company or the holder thereof) to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities are otherwise materially changed or waived (whether by the Company or the holder thereof) in any manner that adversely affects any Buyer; (iii) the issuance of compensatory equity awards to employees, directors and other third parties under an Approved Share Plan; provided that provisions of such Approved Share Plan that were in effect on the date immediately prior to the date of this Agreement remain in effect without amendment in any manner that adversely affects any Buyer, including any amendment to increase the number of shares issuable thereunder; (iv) the issuance of the Preferred Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares; and (v) the issuance of securities pursuant to the terms of the Business Combination Agreement as in effect on the date hereof.

(i) Additional Investment.   During the period beginning on the Initial Closing and ending on the one year anniversary of the later of: (A) the date on which a registration statement is declared effective by the SEC that, alone or together with any other effective registration statements, registers for resale all the Registrable Securities issued or issuable in respect of the Preferred Shares sold or to be sold in the Initial Closing and the Tranche Closings and (B) the date on which the Company has obtained shareholder approval for the transactions contemplated by this Agreement (such period, the “Additional Purchase Period”), each Buyer shall have the right, but not the obligation, at any time from time to time, in its sole and absolute discretion to purchase from the Company (each an “Additional Purchase” and collectively “Additional Purchases”) additional Preferred Shares (the “Additional Preferred Shares”) with an aggregate Purchase Price equal to such Buyer’s pro rata portion of up to of an aggregate of $50,000,000 for any single Additional Purchase and up to of an aggregate of $100,000,000 for all Additional Purchases (such aggregate amount, the “Additional Purchase Amount”) on the same terms and conditions as applicable to the purchase and sale of the Preferred Shares in a Tranche Closing, including the purchase of such shares in tranches as determined by the Buyer. Each Buyer may exercise such right for up to two Additional Purchases by the delivery of written notice to the Company, which notice shall include a statement that such Buyer is exercising its right to cause such Additional Purchase, the aggregate Stated Value of Preferred Shares to be purchased by such Buyer, the conversion price for such Additional Preferred Shares, the number of tranches and the date on which the first tranche of such purchase and sale shall occur (the closing of each such tranche, an “Additional Purchase Closing”), which initial Additional Purchase Closing shall occur within five (5) days following receipt of such notice by the Company, or such other date mutually agreed upon by such Buyer and Company, with each subsequent Additional Purchase Closing occurring not less than thirty (30) days after any other Additional Purchase Closing. The terms and conditions of any Additional Purchase shall be identical to the terms and conditions set forth in this Agreement applicable to the sale of the Preferred Shares. If the Buyer elects to execute an Additional Purchase pursuant to this Section 4(i), the Company agrees and covenants that the restrictions applicable to Additional Issuances provided in Section 4(h) shall apply during the 90 days following the date on which the shares of Common Stock issuable upon conversion of all Additional Preferred Shares are registered for resale on a registration statement that has been declared effective by the SEC.

(j) Expenses. From the Execution Date until the consummation of the Business Combination, YOTA, the Company and New DRIVEiT, collectively, shall not incur or agree to incur any costs or expenses in excess of $100,000, individually or in the aggregate, without the prior written approval of the Buyers. For the avoidance of doubt, by execution of this Agreement, the Buyers shall not be deemed to have consented to any costs or expenses to be incurred after the date hereof, regardless of whether the Buyers have been notified or otherwise made aware of such costs or expenses (including any costs or expenses included in any budget or similar document delivered to the Buyers) prior to the date hereof.

(k) Lock-Up Agreements. YOTA and the Company shall use their best efforts to obtain lock-up agreements, in a form reasonably satisfactory to the Buyers (the “Lock-Up Agreements”), from each of the stockholders of the Company as of immediately prior to the consummation of the Business Combination, except as otherwise agreed in writing by the Buyers (the “Company Stockholders”), which Lock-Up Agreements shall provide for restrictions on transfer of the shares of Common Stock to be received by such Stockholders in the Business Combination for a period ending no earlier than the 90th day after the effectiveness of a registration statement that, alone or together with any other effective registration statements, covers all the Registrable Securities issued or issuable in respect of the Preferred Shares sold or to be sold in the Initial Closing.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) [Reserved].

(b) Legends. Each Buyer understands that the Securities have been issued (or will be issued) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(c) Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(b) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the 1933 Act (provided that each Buyer provides the Company with any certificates from such Buyer or its broker reasonably required by the Company’s transfer agent), (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company) or a registration statement, (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 without current public information being available and without volume and manner of sale limitations (provided that each Buyer provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144, which shall not include an opinion of counsel, but which may include any certificates from such Buyer or its broker reasonably required by the Company’s transfer agent), or (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that each Buyer provides the Company with an opinion of counsel to such Buyer from reputable counsel to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act.

(d) Manner of Sale. Each Buyer, severally and not jointly with the other Buyers, agrees with the Company that such Buyer will sell any Securities pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 5 is predicated upon the Company’s reliance upon this understanding.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a) The obligation of the Company hereunder to issue and sell Securities to each Buyer at the applicable Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Each Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Each Buyer shall have delivered to the Company the Purchase Price for the Preferred Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of each Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7. CONDITIONS TO BUYERS’ OBLIGATION TO PURCHASE.

(a) The obligation of each Buyer hereunder to purchase Securities is subject to the satisfaction, at or before each applicable Closing Date and in respect of each such Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to each Buyer each of the Transaction Documents to which the Company is a party and the Company shall have duly issued to such Buyer the Preferred Shares required hereunder and the Company shall have complied in all material respects with all obligations under this Agreement and the other Transaction Documents, including, without limitation, the Preferred Shares.

(ii) Each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(iii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities to be purchased at such Closing.

(iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents, and no actions, suits or proceedings shall be pending by any governmental authority that seeks to enjoin, prohibit or otherwise adversely affect any of the transactions contemplated by the Transaction Documents.

(v) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect and the Company has not filed for nor is it subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company.

(vi) With regard to the Initial Closing, all conditions precedent to the consummation of the Business Combination set forth in the Business Combination Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Business Combination Agreement (other than those conditions that may only be satisfied at the consummation of the Business Combination, but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Business Combination), and the Business Combination will be consummated concurrently with the Initial Closing pursuant to the terms of the Business Combination Agreement, which terms, without such Buyer’s prior written consent, shall not have been waived, amended or modified (as the same exists on the date of this Agreement) in any manner that would materially adversely affect the economic benefits that such Buyer would reasonably expect to receive under this Agreement, and all of the capital stock of New DRIVEiT issuable to the holders of the capital stock of the Company (including any preferred stock of the Company) under the Business Combination Agreement shall have been registered for issuance in the Business Combination on a registration statement on Form S-4 under the Securities Act.

(vii) With regard to the Initial Closing, (A) the Buyers and New DRIVEiT shall have entered into a registration rights agreement in a form to be reasonably acceptable to the Buyers and New DRIVEiT (the “Registration Rights Agreement”) to provide such Buyers with registration rights with regard to the shares of Common Stock issued or issuable upon conversion of the Preferred Shares (including, for the avoidance of doubt, the Preferred Shares that have been or may potentially be sold in the Tranche Closings and the Additional Purchase Closings, the “Registrable Securities”) that are customary for transactions of this nature, including, without limitation, (w) an obligation to file a registration statement in connection with each Closing and Additional Purchase Closing hereunder within five (5) Business Days after such Closing, covering 250% of the Registrable Securities as of the date of such filing, (x) customary demand and piggyback registration rights, (y) liquidated damages in certain circumstances, and (z) a prohibition, until 90 days after the effectiveness of a registration statement that, alone or together with any other effective registration statements, covers all the Registrable Securities, on the inclusion of any securities other than Registrable Securities on any registration statement without the prior written consent of the Buyers, and (B) the Company Stockholders shall have entered into the Lock-Up Agreements.

(viii) With regard to each Closing, including each Additional Purchase Closing, New DRIVEiT shall have filed the Certificate of Designation (or amendment thereto) with the Secretary of State of the State of Delaware and the Certificate of Designation (or amendment thereto) shall be in full force and effect, which Certificate of Designation (or amendment thereto) shall designate a number of Preferred Shares (or Additional Preferred Shares, as applicable) equal to the number of such shares to be issued in such Closing, plus the maximum number of such shares payable in kind as dividends thereon.

(ix) With regard to each Closing, including each Additional Purchase Closing, the Common Stock shall be listed or quoted for trading on an Eligible Market and shall not have been suspended from trading thereon and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock and New DRIVEiT shall have obtained stockholder approval of the transactions contemplated by this Agreement to the extent required by the listing rules, regulations and/or requirements of such Eligible Market.

(x) With regard to each Closing, including each Additional Purchase Closing, New DRIVEiT shall have reserved a number of shares of Common Stock equal to 250% of the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Shares (and Additional Preferred Shares, as applicable), after giving effect to such Closing.

(xi) With regard to each Closing, including each Additional Purchase Closing, the average daily trading volume of the Common Stock of YOTA (prior to the consummation of the Business Combination) or New DRIVEiT (from and after the consummation of the Business Combination) on the principal securities exchange or trading market where such Common Stock is listed or traded during the ten (10) days prior to such Closing shall exceed $4,000,000.

(xii) The Company shall have delivered to each Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement reasonably required to consummate the transactions contemplated hereby.

8. TERMINATION.

In the event that the Initial Closing shall not have occurred within six (6) months after the date hereof, then each Buyer shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such date without liability to any other party; provided, however, that the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement. Notwithstanding anything to the contrary above, nothing contained in this Section 8 shall be deemed to release any party hereto from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party hereto to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9. CERTAIN DEFINITIONS

(a) 1933 Act. The “1933 Act” means the Securities Act of 1933, as amended.

(b) 1934 Act. The “1934 Act” means the Securities Exchange Act of 1934, as amended.

(c) Business Day. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(d) Certificate of Designation. “Certificate of Designation” means that Certificate of Designation of Rights, Preferences and Limitations of Series A Preferred Stock to New DRIVEiT’s Certificate of Incorporation, in the form attached hereto as Exhibit A.

(e) Closing Sale Price. “Closing Sale Price” shall mean for any security as of any date, the last closing trade price for such security on the principal securities exchange or trading market where such security is listed or traded, as reported by Bloomberg, L.P. (“Bloomberg”), or if the foregoing do not apply, the average of the bid prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(f) Common Stock. “Common Stock” means the common stock of YOTA, the Company or New DRIVEiT, as applicable, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock).

(g) Contingent Obligation. “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(h) Convertible Securities. “Convertible Securities” means any capital stock or other security of YOTA, the Company or New DRIVEiT, as applicable, that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of YOTA, the Company or New DRIVEiT (including, without limitation, Common Stock).

(i) Eligible Market. “Eligible Market” means The New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market.

(j) Environmental Laws. “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(k) Indebtedness. “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the purchase price of property or assets, including indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), other than trade payables entered into in the ordinary course of business, (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, (E) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (F) all indebtedness referred to in clauses (A) through (E) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any material property or assets (including accounts and contract rights) owned by such Person, even though the Person has not assumed or become liable for the payment of such indebtedness, and (G) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (F) above.

(l) Insolvent. “Insolvent” means the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness.

(m) Lien. “Lien” means any lien, mortgage, pledge, encumbrance, charge, security interest, adverse claim, liability, interest, charge, preference, priority, proxy, transfer restriction (other than restrictions under the 1933 Act and state securities laws), encroachment, tax, order, community property interest, equitable interest, option, warrant, right of first refusal, easement, profit, license, servitude, right of way, covenant or zoning restriction.

(n) Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company or any of its subsidiaries to perform any of its respective obligations under any of the Transaction Documents (as defined below).

(o) New DRIVEiT. “New DRIVEiT” means the combined public reporting parent company after the Business Combination as described herein, or any Successor Entity (as defined in the Certificate of Designation).

(p) Person. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(q) Regulation D. “Regulation D” means Regulation D as promulgated by the SEC under the 1933 Act.

(r) Restricted Period. “Restricted Period” means the period commencing on the Execution Date and ending on the date immediately following the 90th day after the latest of: (i) the Execution Date, (ii) the date on which a registration statement is declared effective by the SEC that, alone or together with any other effective registration statements, registers for resale all the Registrable Securities, and (iii) the earlier of (A) the date of the Additional Purchase Closing resulting in the Buyer having purchased the entire Additional Purchase Amount and (B) the expiration date of the Additional Purchase Period.

(s) SEC. “SEC” means the United States Securities and Exchange Commission.

(t) Securities. “Securities” means the Preferred Shares and the Common Stock issuable upon conversion of the Preferred Shares.

(u) Transaction Documents. “Transaction Documents” means, collectively, this Agreement, the Certificate of Designation and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(v) VWAP.   “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the three highest closing bid prices and the three lowest closing ask prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and such applicable Buyer. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

10. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or under any of the other Transaction Documents or in connection herewith or therewith or with any transaction contemplated hereby or thereby or discussed herein or therein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties hereto as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties hereto or the practical realization of the benefits that would otherwise be conferred upon the parties hereto. The parties hereto will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, its affiliates and Persons acting on its behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties hereto solely with respect to the matters covered herein and therein. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Buyer. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or all holders of the Preferred Shares (as the case may be). The Company has not, directly or indirectly, made any agreements with any Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that no due diligence or other investigation or inquiry conducted by any Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iii) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:

DRIVEiT Financial Auto Group, Inc.

7 St. Paul Street

Suite 820

Baltimore, MD 21202

Tel: [●]

Email Address: [●]

Attention: [●]

With a copy (for informational purposes only) to:

McDermott Will & Emery LLP
One Vanderbilt Avenue
New York, NY 10017-3852

Telephone: (914) 329-6625
E-mail:  Rcohen@mwe.com

Attention: Robert Cohen, Esq.

If to a Buyer:

See Buyer Schedule

with a copy (for informational purposes only) to:

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 44th Floor

New York, NY 10174-4499

E-mail:  eschwartz@graubard.com

Attention: Eric T. Schwartz

or to such other address or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication or (B) provided by an overnight courier service shall be rebuttable evidence of personal service or receipt from an overnight courier service in accordance with clause (i) or (iii) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (ii) above.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and its successors and assigns, including, as contemplated below, any assignee of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers, including, without limitation, by way of a Fundamental Transaction (as defined in the Certificate of Designation) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the applicable Certificate of Designation).

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and its permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 10(k).

(i) Survival. The representations, warranties, agreements and covenants shall survive the Closing until the applicable statute of limitations. Each Buyer shall be responsible only for its representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification.

(i) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless such Buyer and each holder of any Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (A) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (B) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents or (C) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company, but other than by an affiliate of any Buyer) or which otherwise involves such Indemnitee that arises out of or results from (I) the execution, delivery, performance or enforcement of any of the Transaction Documents, (II) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (III) the status of any Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief), unless such action is based primarily upon a breach of such Buyer’s representations, warranties, or covenants under the Transaction Documents, or any agreements or understandings such Buyer may have with any such third party, or any violations by such Buyer of state or federal securities laws or any conduct by such Buyer which constitutes fraud, gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii) Promptly after receipt by an Indemnitee under this Section 10(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 10(k), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (iii) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 10(k), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(iii) The indemnification required by this Section 10(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv) Notwithstanding any provision in this Agreement or any other Transaction Documents, the aggregate indemnification obligations of the Company pursuant to this Section 10(k) shall not exceed 100% of the aggregate Purchase Price actually paid by the Buyers.

(v) The sole and exclusive remedy for any breach of any representation, warranty, covenant or agreement hereunder shall be the indemnification provided by this Section 10(k), and each Buyer expressly waives any other rights or remedies it may have; provided however, that equitable relief, including remedies of specific performance and injunction, shall be available with respect to any matter where money damages would not be sufficient to compensate any Buyer or to preserve the rights of such Buyer pending resolution of a dispute, and this Section 10(k) shall not relieve the Company from liability for willful misconduct, gross negligence, bad faith, fraud or willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for stock dividends, stock splits, stock combinations and other similar transactions that occur with respect to the Common Stock after the date of this Agreement.

(m) Remedies. Each Buyer and each holder of any Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security, to the extent permitted by law), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to each Buyer. The Company therefore agrees that each Buyer shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Exercise of Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under any Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may continue to exercise it other rights, elections, demands and options hereunder and under any other Transaction Document from time to time as if such original right, election, demand or option had not been exercised without prejudice to its future actions and rights and remedies.

(o) Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to such Buyer hereunder or pursuant to any other Transaction Document or any Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

[signature pages follow]

IN WITNESS WHEREOF, each Buyer and the Company has caused its signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

DRIVEiT Financial Auto Group, Inc.

By:	/s/ David Michery
Name:	David Michery
Title:	Chairman of the Board

YOTA:

Yotta Acquisition Corporation

By:	/s/ Hui Chen
Name:	Hui Chen
Title:	Chief Executive Officer

[Signature page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company has caused its signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

JADR Capital 2 Pty Limited

By:	/s/ Justin Davis-Rice
Name:	Justin Davis-Rice
Title:	Sole Director

[Signature page to Securities Purchase Agreement]

BUYER SCHEDULE

Name of Buyer: JADR Capital 2 Pty Limited

Preferred Shares to be purchased and sold for an aggregate Stated Value of up to $190,905,000 (purchase price of $53,400,000), with (1) Preferred Shares with an aggregate Stated Value of $30,030,000 (purchase price of $8,400,000) purchased at the Initial Closing and (2) Preferred Shares with an aggregate Stated Value of $17,875,000 (purchase price of $5,000,000), purchased at each of nine (9) Tranche Closings, occurring not less than thirty (30) days after any other Closing Date, upon notice from Company to Buyer that all conditions to closing such Tranche Closing have been met; provided, that payment of the Purchase Price may be satisfied by means of cancelling obligations of the Company to the Buyer for borrowed money (whether borrowed from the Buyer or a third party) and crediting such obligations against the purchase price, at the sole election of the Buyer, and/or by operation of Section 1(f). The Preferred Shares will be convertible into Common Stock at a price per share (the “Conversion Price”) equal to a 10% discount to the lower of: (A) Closing Sale Price of the Common Stock on the Trading Day immediately prior to the Initial Closing; and (B) the lowest daily VWAP in the five (5) Trading Days prior to such Conversion Date(s) (as defined in the Certificate of Designation); provided, however, that the Conversion Price shall not be less than $0.10, which for the avoidance of doubt, shall not be adjusted for stock dividends, subdivisions, or combinations.

Notice Contact Information

JADR Capital 2 Pty Limited

[***]

Schedule 3(a)

Subsidiaries

1.	DRIVEiT Financial Group

2.	DRIVEiT Auto Sales

Exhibit A

[Form of Certificate of Designation]